EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                           (WEST PALM BEACH DIVISION)

In re                                                    )
                                                         ) Chapter 11
EMPIRE OF CAROLINA, INC. and                             ) Case Nos.00-35179 and
EMPIRE INDUSTRIES, INC.,                                 ) 00-35180-BKC-PGH
                                                         ) Jointly Administered
         Debtors.                                        )
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             FINAL ORDER APPROVING EMPIRE OF CAROLINA, INC.'S MOTION
        (A) TO SELL ALL OF THE OUTSTANDING STOCK OF DORSON SPORTS, INC.,
      APPLE GOLF SHOES, INC. AND APPLE SPORTS, INC., AND (B) TO ASSUME AND

                            ASSIGN EXECUTORY CONTRACT

         THIS CAUSE came before the Court for hearing (the "Final Sale Hearing") in West Palm Beach on Wednesday, January 17, 2001 at 11:00 a.m. upon the Motion (the "Sale Motion") of Debtor Empire of Carolina, Inc. ("Empire") To: (A) Sell All of The Outstanding Stock of Dorson Sports, Inc. ("DSI"), Apple Golf Shoes, Inc. ("AGSI") and Apple Sports, Inc. ("ASI," together with "DSI" and "AGSI", the "Acquired Companies" or the "Apple Subsidiaries"); (B) To Assume and Assign Executory Contract; (C) To Establish Bidding and Sale Procedures; and (D) To Approve Break-Up Fee. The Sale Motion was filed with the Court on December 29, 2000. As requested by Empire in the Sale Motion, on January 3, 2001, the Court entered an Order (the "Bidding Procedures Order") establishing bidding procedures, approving the proposed break-up fee and fixing the date for this Final Sale Hearing. On January 4, 2001, Empire filed a Certificate of Service certifying that, among other things, the Bidding Procedures Order and notice of the Final Sale Hearing was served on that date upon all parties entitled to such notice as set forth on the Master Service List.

         The Court, having considered and reviewed the Sale Motion, the Stock Purchase Agreement dated January 17, 2001 to be entered into by and between Empire and Apple Sports Acquisition, Inc. ("ASpA"), Dorson Sports Acquisition, Inc. ("DSA") and Apple Shoes Acquisition, Inc. ("AShA," together with "AspA" and "DSA", the "Purchaser") (the "Stock Purchase Agreement"), and upon the proffers of evidence and testimony presented in support of the Sale Motion at the Final Sale Hearing, including the representations of counsel for Empire, the Purchaser, LaSalle National Bank, as agent for the Debtors' Secured Lenders (the "Banks") and the Official Committee of Unsecured Creditors (the "Committee"), and it appearing that proper and sufficient notice of the Final Sale Hearing has been provided as required by Rule 2002(a)(1) and the other applicable Federal and Local Bankruptcy Rules, the Court:

         FINDS and CONCLUDES as follows:

         A. This Court has jurisdiction over the Sale Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334 and authority to allow the relief sought therein pursuant to Sections 102(1), 105, 363, and 365 of the Bankruptcy Code, Federal Bankruptcy Rules 2002, 6004, and 6006, and Local Rules 6004-1 and 9013-1.

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         B. The sale and assignment by Empire of the Assets as set forth in the
Purchase Agreement is supported by an immediate and substantial business justification and is in the best interests of the Debtors, their estates and their creditors. Empire justifiably believed that Wilson Sporting Goods Co. ("Wilson") would have exercised its option to terminate as of June 30, 2002, the Wilson License, and that Wilson would not consent to or approve of any transaction(s) involving the sale of the stock of the Apple Subsidiaries to any person other than the Purchaser. Because the manufacturing and distribution of golf shoes and accessories bearing the Wilson(R) trademark is virtually the sole business of ASI and AGSI, the Court finds that without maintaining the viability of the Wilson License, the stock and assets of ASI and AGSI would have little or no value or benefit to the Debtors or their estates. Empire has engaged in an appropriate effort to find a purchaser for the Assets under the circumstances presented. If a sale of the Assets on the terms and conditions substantially similar to those contained in the Stock Purchase Agreement is not promptly consummated, Empire's estate will, in all likelihood, realize substantially less value for the Assets.

         C. All notice requirements necessary to granting the relief herein that are set forth in Rules 2002, 6004, 9014 and other applicable rules of the Federal Rules of Bankruptcy Procedure, Local Rules 6004-1 and 9013-1 and other applicable Local Rules, this Court's November 22, 2000 Order Establishing Notice and Motion Procedures, and in the Bidding Procedures Order have been fully satisfied. All creditors, all parties in interest and all parties that have an interest in the Assets have been duly notified of the sale of the Assets and the Final Sale Hearing and have had an opportunity to file any objection thereto. Furthermore, the sale has been advertised in the manner required by the Bidding Procedures Order.

         D. No qualifying Competing Bids (as defined in the Bidding Procedures Order) have been timely submitted with respect to the sale or purchase of the Assets.

         E. The Stock Purchase Agreement was negotiated and executed in good faith and at arm's length after extensive negotiations between Empire, the Purchaser, the Banks, and the Committee. The Purchase Agreement represents the highest and best offer for the Assets. There has been no self-dealing, bad faith, fraud or unfair dealing relative to the negotiation of the Stock Purchase Agreement.

         F. The terms and conditions of the Stock Purchase Agreement, including, among others, the consideration to be paid, are fair and reasonable and execution and performance of the Stock Purchase Agreement is in the best interests of the estates. The Purchaser is a bona fide, good faith purchaser for value within the meaning Section 363(m) of the Bankruptcy Code, and is entitled to all protections afforded thereunder.

         G. The purchase price of the Assets was not controlled by any agreement among potential bidders for the Assets, and the provisions of Section 363(n) of the Bankruptcy Code have not otherwise been violated. The purchase price is fair and reasonable based upon the current financial condition of the Apple Subsidiaries and the Debtors.

         H. The Mongoose License shall be assigned to Purchaser pursuant to
Section 365(f)(2) of the Bankruptcy Code, and any and all approvals that are required of Pacific Cycle LLC (the "Licensor") have been obtained.

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         I. Any and all amounts due the Licensor under the Mongoose License shall be "cured" and paid by the Purchaser in the ordinary course of business of DSA following the Closing Date, as and to the extent provided for in the Stock Purchase Agreement, and has been consented to by the Licensor which shall have no claim in these estates on account of any "cure" obligations. The Purchaser's acceptance of an assignment of the Mongoose License pursuant to the Stock Purchase Agreement shall be adequate assurance of future performance as required by Section 365(f)(2) of the Bankruptcy Code.

         J. The Wilson License is not property of these estates and need not be assigned to and assumed by the Purchaser as part of the transaction(s) approved by this Order. Notwithstanding the foregoing, this Order shall constitute the Court's approval of the transfer of any right, title or interest the Debtors' may have in and to the Wilson License pursuant to Section 363(b) of the Bankruptcy Code. Further, Wilson's consent to the transaction(s) approved herein is a requirement of the Wilson License and a condition of the Purchaser, and in connection therewith, the Court finds that Wilson would not have consented to an indirect assignment of the Wilson License through any transaction(s) involving the sale of the stock of the Apple Subsidiaries to any person other than the Purchaser. All royalty payments and other amounts which may be due Wilson in connection with the Wilson License to the extent provided for in the Stock Purchase Agreement are obligations of the Apple Subsidiaries which the Purchaser shall cause to be paid in the ordinary course of business following the occurrence of the Closing.

         K. The Banks have consented to the sale of the Assets and the appropriate release of their guaranties, cross-guaranties and liens related thereto pursuant to the terms in the Stock Purchase Agreement.

         L. Since the date of the Stock Purchase Agreement, no event has occurred that can reasonably be expected to result in any material adverse change in the business, prospects or assets, or in the condition, financial or otherwise, of the Apple Subsidiaries.

         IT IS, THEREFORE, ORDERED and ADJUDGED as follows:

         1. The Sale Motion is GRANTED.

         2. Pursuant to Sections 363(b) and (f) of the Bankruptcy Code, all of the terms and provisions of the Stock Purchase Agreement are APPROVED and AUTHORIZED in all respects and the Debtors are directed to perform their obligations thereunder. The sale of the Assets shall be consummated pursuant to the terms and provisions of the Stock Purchase Agreement and shall occur no later than January 19, 2001. Pursuant to Section 10.1 of the Stock Purchase Agreement, the Purchaser shall have the right, but not the obligation, to terminate the Stock Purchase Agreement at any time after January 19, 2001 if the conditions to Purchaser's obligations listed in Article VII of the Stock Purchase Agreement have not been satisfied on or prior to January 19, 2001.

         3. The sale of the Assets to the Purchaser shall be free and clear of any interest in such property and of any and all liens, claims and encumbrances in these estates pursuant to Section 363(b) and (f) of the Bankruptcy Code.

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         4. Upon the occurrence of the Closing, the Empire Continuing
Unconditional Guaranty of the Bank Debt, and the Acquired Companies' obligations with respect to the Guaranteed Indebtedness, shall be released. Any liens in and to the assets of the Acquired Companies granted by them to secure the Guaranteed Indebtedness shall also be released by the Banks upon their receipt of the Purchase Price. The Purchase Price in excess of the Loan Value shall be paid to the Banks and applied to and reduce the Guaranteed Indebtedness.

         5. Pursuant to Bankruptcy Code Section 365(b) and (f), the assumption and assignment of the Mongoose License is APPROVED, but shall not become binding on Empire or the Purchaser, and the Purchaser shall have no obligation thereunder, until consummation of the Stock Purchase Agreement upon the Closing Date. The Purchaser shall be responsible for payment of all "cure" amounts to the Licensor as addressed in Paragraph I of this Order.

         6. Any and all right, title and interest the Debtors may have in the Wilson License shall be transferred to the Purchaser upon the occurrence of the Closing pursuant to Section 363(b) of the Bankruptcy Code. All royalty payments and other amounts due or to become due Wilson in connection with the Wilson License or the operation of the Apple Subsidiaries are obligations of the Apple Subsidiaries which the Purchaser shall cause to be paid in the ordinary course of business following the occurrence of the Closing as addressed in paragraph J of this Order.

         7. The Court shall retain jurisdiction over any claims or causes of action arising out of or in any way relating to this Order and the Stock Purchase Agreement.

         8. This Order and the Stock Purchase Agreement shall be binding on any trustee appointed in the Debtors' Chapter 11 cases and on any trustee appointed or elected in any Chapter 7 case to which the Debtors' Chapter 11 cases may be converted.

         9. Empire is authorized and directed to take all actions necessary to consummate the Stock Purchase Agreement, including but not limited to, execution and delivery of all additional instruments and documents that may be reasonably necessary or desirable to implement the Stock Purchase Agreement, and otherwise perform under, consummate, and implement the Stock Purchase Agreement.

         10. The acquisition by Purchaser under the Stock Purchase Agreement constitutes a purchase in good faith and for fair value within the meaning of section 363(m) of the Bankruptcy Code and Purchaser is entitled to the protections of section 363(m) of the Bankruptcy Code.

         11. The sale approved by this Order is not subject to avoidance under section 363(n) of the Bankruptcy Code.

         12. The notice provided by the Debtors to all persons entitled to receive such notice was adequate and in compliance with this Court's order of January 3, 2001, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and this Court's Local Bankruptcy Rules.

         13. As allowed by Federal Rules of Bankruptcy Procedure 6004(g) and 8005, and notwithstanding Federal Rule of Bankruptcy Procedure 7062, this Order shall be effective and enforceable immediately upon entry.


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         14. Unless otherwise defined herein, all capitalized terms used in this order shall have the same meaning and definitions assigned to such terms in the Sale Motion and the Stock Purchase Agreement.

         DONE AND ORDERED in West Palm Beach, Florida on January 17, 2001.

                                  /s/Paul G. Hyman
                                  ------------------------------
                                  HONORABLE PAUL G. HYMAN
                                  UNITED STATES BANKRUPTCY JUDGE

Copies furnished to:
Brian K. Gart, Esq.

(Attorney Gart is directed to serve conformed copies of this Order upon all parties on the Master Service List immediately upon receipt thereof, and to file a Certificate of Service with the Court confirming such service.)